Exhibit 21

SUBSIDIARIES OF REGISTRANT

     The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

     The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

State or Other
Jurisdiction of
Name of Company	Incorporation

ACCO World Corporation	Delaware[1]
ACCO Benelux B.V.	The Netherlands
ACCO Italia S.p.A.	Italy
ACCO Brands, Inc.	Delaware
Boone International, Inc.	California
ACCO Canada Inc.	Ontario, Canada
ACCO Europe PLC	England
ACCO-Rexel Group Services Limited	England
ACCO Australia Pty. Limited	Australia
ACCO Eastlight Limited	England
ACCO-Rexel Limited	Republic of Ireland[2]
ACCO UK Limited	England
ACCO Deutschland Vermogensverwaltungs GmbH	Germany
ACCO Deutschland GmbH & Co. KG (Limited Partnership)	Germany
NOBO Group Limited	England
ACCO France S.A.S.	France[3]
NOBO (UK) Limited	England
ACCO Mexicana S.A. de C.V.	Mexico[4]
Day-Timers, Inc.	Delaware
Acushnet Company	Delaware
Acushnet Cayman Limited	Cayman Islands
Acushnet Lionscore, Ltd.	Cayman Islands
Acushnet Foot Joy (Thailand) Limited	Thailand
Acushnet International Inc.	Delaware
Acushnet Canada Inc.	Canada
Acushnet Europe Ltd.	England
Acushnet GmbH	Germany
Acushnet Nederland B.V.	The Netherlands

[1]	ACCO World Corporation is 98.13% owned by Fortune Brands, Inc. and 1.87% owned by KEP VI LLC.

[2]	ACCO-Rexel Limited is 66.67% owned by ACCO-Rexel Group Services Limited and 33.33% owned by ACCO World Corporation.

[3]	ACCO France S.A.S. is 99.69% owned by NOBO Group Limited and 0.31% owned by ARTOIS S.A.

[4]	ACCO Mexicana, S.A. de C.V. is 99.9% owned by ACCO World Corporation and 0.1% shares owned by ACCO Brands, Inc.

State or Other
Jurisdiction of
Name of Company	Incorporation

Acushnet Sverige AB	Sweden
Acushnet Japan, Inc.	Delaware
Cobra Golf Incorporated	Delaware
Fortune Brands Finance Canada Ltd.	Ontario, Canada
Fortune Brands Finance UK p.l.c.	England
Fortune Brands Home & Hardware, Inc.	Delaware
MasterBrand Cabinets, Inc.	Delaware
Capital Cabinet Corporation	Nevada
NHB Industries Limited	Canada
NHB Industries, Inc.	Delaware
Omega Cabinets, Ltd.	Delaware
KC/MBC Holdings Co.	Delaware[5]
KCMB Nova Scotia Corp.	Nova Scotia, Canada
KC Manitoba Ltd.	Canada
Kitchen Craft of Canada	Canada[6]
MBC IP Company	Delaware[7]
Omega IP Company	Delaware[8]
Master Lock Company	Delaware
ALC Holding Company	Delaware
American Lock Company	Delaware
Master Lock Canada, Inc./Serrures Master Lock Canada, Inc.	Canada
Master Lock de Nogales, S.A. de C.V.	Mexico[9]
Master Lock Europe, S.A.S.	France
Moen Incorporated	Delaware
Moen Guangzhou Faucet Co., Ltd.	China
Moen, Inc.	Ontario, Canada
Therma-Tru Corp.	Ohio
Therma-Tru (UK) Limited	England
Waterloo Industries, Inc.	Delaware
Waterloo de Nogales, S.A. de C.V.	Mexico[10]
Fortune Brands International Corporation	Delaware
Jim Beam Brands Worldwide, Inc.	Delaware[11]
Alberta Distillers Limited	Alberta, Canada
Bourbon Warehouse Receipts, Inc.	Delaware
Bourbon Warehouse Netherlands B.V.	Netherlands
Jim Beam Brands Netherlands B.V.	Netherlands

[5]	KC/MBC Holdings Co. is 59.1% owned by MasterBrand Cabinets, Inc. and 40.9% owned by Omega Cabinets, Ltd.

[6]	Kitchen Craft of Canada is a general partnership; its general partners are KC Manitoba Ltd., which has a 57% equity interest in the partnership, and KCMB Nova Scotia Corp., which has a 43% equity interest in the partnership.

[7]	KC/MBC Holdings Co. owns 75% of the common stock of MBC IP Co., and KCMB Nova Scotia Corp. owns 25% of the common stock and 100% of the preferred stock of MBC IP Co.

[8]	KC/MBC Holdings Co. owns 75% of the common stock of Omega IP Co., and KCMB Nova Scotia Corp. owns 25% of the common stock and 100% of the preferred stock of Omega IP Co.

[9]	Master Lock de Nogales, S.A. de C.V. is 99.9% owned by Master Lock Company and 0.1% owned by John Heppner, President and Chief Operating Officer of Master Lock Company.

[10]	Waterloo de Nogales, S.A. de C.V. is 99.9% by Waterloo Industries, Inc. and 0.1% by Fortune Brands Home & Hardware, Inc.

[11]	Fortune Brands, Inc. owns 100% of the common stock, and 90% of the capital stock of Jim Beam Brands Worldwide, Inc. (“JBBW”). V&S Vin & Sprit AB owns 10% of JBBW’s capital stock, in the form of convertible preferred stock, which is convertible into 10% of the common stock of JBBW.

State or Other
Jurisdiction of
Name of Company	Incorporation

Maxxium Worldwide B.V.	Netherlands[12]
Jim Beam Brands Australia Pty. Limited	New South Wales, Australia
Jim Beam Brands Co.	Delaware
Future Brands LLC	Delaware[13]
Jim Beam Brands Canada, LP	New Brunswick, Canada[14]
John de Kuyper & Son, Incorporated	Delaware
Peak Wines International, Inc.	Delaware
1700 Insurance Company Ltd.	Bermuda

[12]	Maxxium Worldwide B.V. is 25% owned by Jim Beam Brands Netherlands, B.V., 25% owned by E. Remy Martin et CIE S.A., 25% owned by Highland Distillers Group Limited, and 25% owned by V&S Deutschland GmbH.

[13]	Future Brands LLC is a Delaware limited liability company, which is 50% owned by Jim Beam Brands Co., 1% owned by Jim Beam Brands Worldwide, Inc. and 49% owned by The Absolute Spirits Company, Incorporated.

[14]	Jim Beam Brands Canada, LP is 99% owned by Jim Beam Brands Worldwide, Inc. and 1% by Bourbon Warehouse Receipts, Inc.